Exhibit 99.1

Intersect ENT Announces FDA Approval of Newest Steroid Releasing Implant, PROPEL®

Contour, for Use in Treating the Frontal and Maxillary Sinuses

Approval Broadens Patient Population for Localized Drug Delivery

Menlo Park, Calif. – February 24, 2017 – Intersect ENT, Inc. (Nasdaq:XENT), a company dedicated to transforming care for patients with ear, nose and throat conditions, today announced that the company has received approval from the U.S. Food and Drug Administration (FDA) for its PROPEL® Contour steroid releasing sinus implant. PROPEL Contour features an innovative hourglass design that facilitates treatment of patients with chronic sinusitis in the frontal (behind the forehead) and maxillary (behind the cheeks) sinuses.

With this approval, Intersect ENT’s PROPEL family of steroid releasing implants allows for treatment of patients undergoing ethmoid, frontal or maxillary surgeries, which represent the majority of procedures for the treatment of chronic sinusitis.

PROPEL Contour, the latest in the PROPEL family of steroid releasing sinus implants, is specifically designed to conform to the sinus ostia (openings), focusing drug delivery and mechanical support where it is needed in order to maximize sinus surgery outcomes. The implant features a low-profile flexible delivery system to make it easier to access tight areas of the sinus anatomy.

“The approval of PROPEL Contour adds a third product under the PROPEL umbrella, expanding our offering of steroid releasing implants to improve surgical outcomes,” said Lisa Earnhardt, president and CEO of Intersect ENT. “With its strong clinical evidence, we expect that PROPEL Contour will extend adoption of our sinus implants both in the operating room as well as in the office, and that offering physicians a wide range of products to customize treatment based on their patients’ disease and anatomy will ultimately lead to broader overall usage.”

Positive data from the PROPEL Contour cohort of the PROGRESS study, a prospective, randomized, blinded, multi-center trial of 80 patients designed to assess the safety and efficacy of the implant when placed in the frontal sinuses following surgery, supported the approval. The study met its primary efficacy endpoint, demonstrating a statistically significant 65 percent relative reduction in the need for post-operative interventions, such as the need for additional surgical procedures or the need for oral steroid prescription, compared to surgery alone.

“The introduction of PROPEL steroid releasing implants has led to meaningful benefits in how we as surgeons manage our patients, especially by reducing our reliance on oral steroids to prevent post-operative complications,” said Robert Weiss, M.D., director and founder of CT ENT Sinus and Allergy Hearing and Balance in Norwalk, Conn., and one of the PROGRESS study investigators. “With PROPEL Contour, we are able to offer those benefits to a significant range of our chronic sinusitis patients, regardless of their unique anatomy, and to do so with the comfort of the same rigorous clinical evidence for which the PROPEL family of products is known. With this base of solid evidence pointing to a clear benefit, there are strong reasons to include PROPEL as part of standard clinical practice.”

2017 Outlook

The company expects to launch PROPEL Contour broadly in the second quarter of 2017 and maintains its previously stated 2017 revenue guidance of $87-$89 million.

Management will discuss this outlook, along with recent financial results and business updates, on a conference call scheduled for February 28, 2017 at 4:30 p.m. ET. To access the conference call via the internet, go to the “Investor Relations” page of the company’s web site at www.intersectENT.com. To access the live conference call via phone, dial 1-866-652-5200 and ask to join the Intersect ENT call. International callers may access the live call by dialing 1-412-317-6060. Participants may expedite telephone access by pre-registering for the call using the following link: http://dpregister.com/10100495. A replay of the conference call may be accessed that same day after 8:00 p.m. ET at www.intersectENT.com or via phone at 1-877-344-7529 or 1-412-317-0088 for international callers. The reference number to enter the replay of the call is 10100495. The dial-in replay will be available for a week after the call and via the internet for approximately one month.

About PROPEL® Steroid Releasing Sinus Implants

Intersect ENT’s PROPEL products are the first and only dissolvable steroid releasing sinus implants approved by the FDA. Clinically proven to improve outcomes for chronic sinusitis patients following sinus surgery, PROPEL sinus implants mechanically prop open the sinuses and release mometasone furoate, an advanced corticosteroid with anti-inflammatory properties, directly into the sinus lining then dissolve. PROPEL’s safety and effectiveness is supported by Level 1-A clinical evidence from multiple clinical trials, which demonstrates that PROPEL implants reduce inflammation and scarring after surgery, thereby lessening the need for post-operative oral steroids and repeat surgical interventions. More than 150,000 patients have been treated with PROPEL products to date. PROPEL is indicated for the ethmoid sinus; PROPEL Mini is indicted for the ethmoid and frontal sinuses; PROPEL Contour is indicated for the frontal and maxillary sinuses.

About PROPEL® Contour Steroid Releasing Sinus Implant

PROPEL Contour represents the newest addition to the PROPEL family of dissolvable steroid releasing implants, clinically proven to improve results of sinus surgery. With its unique hourglass shape, PROPEL Contour conforms to sinus ostia, propping sinuses open while delivering anti-inflammatory medication when placed in the operating room or sinus dilation in the physician’s office. PROPEL Contour’s low-profile design allows for placement in smaller sinus openings, like those of the frontal and maxillary sinuses, expanding the applicable patient population for steroid releasing implants.

About Intersect ENT®

Intersect ENT is dedicated to transforming the landscape of care for patients with ear, nose and throat conditions. The company’s PROPEL® family of dissolvable steroid releasing sinus implants are clinically proven to improve outcomes for chronic sinusitis patients undergoing sinus surgery. In addition, Intersect ENT is continuing to expand its portfolio of products based on the company’s unique localized steroid releasing technology and is committed to broadening patient access to less invasive and more cost effective care.

Intersect ENT: Delivering Innovation. Where It’s Needed.

Intersect ENT | 1555 Adams Drive | Menlo Park, CA 94025 | 650.641.2100

For additional information on the company or the products including risks and benefits please visit www.IntersectENT.com.

Intersect ENT® and PROPEL® are registered trademarks of Intersect ENT, Inc.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, Propel Contour’s ability to maximize and improve sinus surgery outcomes, the adoption of our sinus implants both in the operating room as well as in the office, the adoption of Propel by clinical practitioners, and our revenue guidance for 2017. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on Intersect ENT’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, that the short-term and long-term effects of the investigational product relative to alternative treatments may not be as Intersect ENT expects, the development of competitive products, completion and success of FDA submissions, physician acceptance of our products and therapies, reimbursement coverage and cost effectiveness of our products, Intersect ENT’s projections about 2017 revenue, as well as other risks detailed from time to time in Intersect ENT’s filings with the Securities and Exchange Commission (SEC), including Intersect ENT’s filings on Form 10-K, Form 10-Q available at the SEC’s Internet site (www.sec.gov). Intersect ENT does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

XENT-G

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Inquiries:

Investors:

Jeri Hilleman

650.641.2105

ir@intersectENT.com

Media:

Nicole Osmer

650.454.0504

nicole@healthandcommerce.com

Intersect ENT | 1555 Adams Drive | Menlo Park, CA 94025 | 650.641.2100